Exhibit 99.1
IR Contacts:
Julia Harper
Chief Financial Officer
503-615-1250
julia.harper@radisys.com
Brian Bronson
VP of Finance and Business Development
RadiSys Corporation
503-615-1281
brian.bronson@radisys.com
RADISYS ANNOUNCES SECOND QUARTER RESULTS -
REVENUE OF $84.5 MILLION, UP 28% SEQUENTIALLY AND YEAR OVER YEAR
GAAP Diluted EPS of $0.18
Non-GAAP Diluted EPS of $0.20
     HILLSBORO, Ore., July 27 /PRNewswire-FirstCall/ — RadiSys Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded systems, reported revenues of $84.5 million for the quarter ended June 30, 2006. Revenues in the second quarter represented an increase of 28% sequentially and year over year due mainly to strong sales of wireless infrastructure and medical products. Second quarter GAAP net income was $4.4 million or $0.18 per diluted share including stock compensation expense of $1.4 million, restructuring accrual reversals of $0.2 million and an insurance gain of $0.4 million. Non-GAAP net income for the second quarter, excluding the impact of these items per the reconciliation below, was $5.0 million or $0.20 per diluted share.
     Commenting on the second quarter results, Scott Grout, president and CEO, stated, “I am very pleased with our financial and strategic performance this quarter. Our revenues were the highest they have been in over five years and our standard product design wins reached a record high this quarter. We are seeing design win strength with our standard product portfolio and our revenue growth is attributable to increased market penetration and demand in both our wireless and medical markets. Our wireless revenues grew 75% over the same period last year and our medical revenues grew 39% over last year. We were awarded new business for products in both our Promentum™ and Procelerant™ product lines in applications that include 3G wireless infrastructure, IP security, wireless billing and medical imaging. We also increased our cash balance by $12 million from the prior quarter to a total of $243 million at the end of the quarter.”
     As announced in June, the Company will be the first to market with their new Promentum™ SYS-6010, which is the first and only working 10 Gigabit common managed platform for high-bandwidth network element and data plane applications. This product has already been selected by telecom equipment manufacturers to be used in applications for implementing IMS network elements, radio and base station controllers, media gateways, call servers and IPTV network elements. This product is expected to be shipping to customers this fall. In June, the Company also announced the RMS420-5000XI high performance embedded server featuring two Dual-Core Intel(R) Xeon(R) 5140 processors. The new server will be used in many demanding data and graphics processing applications such as medical image processing and display, military imaging, industrial machine vision, test and measurement, signal processing, and 3D and 4D image display.
Third Quarter 2006 Outlook
     The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.
     Commenting on the outlook, Scott Grout, CEO, said, “We expect to have another strong quarter of revenues based on continued strength in our communications networking and commercial markets. We currently expect revenues for the third quarter to be in the range of $80 to $85 million. We expect GAAP diluted earnings per share to be in the range of $0.12 to $0.15, which includes the impact of estimated stock compensation expense of $1.7 million or $0.05 per share. This outlook excludes acquisition related expenses and operational results associated with the expected acquisition of Convedia(R) Corporation, a leading supplier of media processing platforms. This acquisition is detailed in a separate press announcement that was released today.”

     In closing, Mr. Grout stated, “We are excited about the strong traction we continue to see with our new products. We have shown growth in our design wins, revenues and earnings and we believe that market acceptance and enthusiasm around our new products remains strong. We believe our solutions are enabling our customers to bring better products to market on a shorter cycle time and at a lower total cost.”
Conference Call and Web-cast Information
     RadiSys will host a conference call on Thursday, July 27, 2006 at 5:00 p.m. ET to discuss the second quarter 2006 results and review the financial and business outlook for the third quarter of 2006.
     To participate in the live call, please dial (888) 333-0027 for domestic dial-in or (706) 634-4990 for international dial-in and reference conference ID # 2836824. The conference call will also be simultaneously broadcasted live over the Internet and can be accessed through RadiSys’ investor relations web site page at http://www.radisys.com .
     Replays of the call will be available until August 10, 2006 via audio webcast at http://www.radisys.com or via telephone at (800) 642-1687 for domestic dial-in, (706) 645-9291 for international dial-in and reference conference ID # 2836824.
Forward-Looking Statements
     This press release contains forward-looking statements, including statements about estimates of revenues from new business, the Company’s business strategy, and the Company’s guidance for the third quarter, particularly with respect to anticipated revenues and diluted earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, (a) the amount of stock compensation expense, (b) the anticipated amount and timing of revenues from new business, and (c) the factors listed from time to time in RadiSys’ SEC reports, including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2005, and in the RadiSys Quarterly Reports on Form 10- Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://www.radisys.com . Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of July 27, 2006. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Use of Non-GAAP Financial Measures
     In addition to disclosing financial results calculated in accordance with GAAP, the historical financial results in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of non-cash, equity-based stock compensation expense recognized as a result of the Company’s adoption of FAS 123R, restructuring charges (reversals), and insurance gains. Beginning with the first quarter of 2006, the Company began to include non-GAAP financial measures of its financial results that exclude the income statement effects of non-cash, equity-based stock compensation expense, restructuring charges (reversals) and insurance gains since the Company believes that the presentation of results excluding these items will provide meaningful supplemental information to investors that are indicative of the Company’s core operating results. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures by other companies.
About RadiSys(R)
     RadiSys(R) is a leading provider of advanced embedded solutions for the Communications Networking and Commercial Systems markets. Through intimate customer collaboration, and combining innovative technologies and industry leading architecture, RadiSys(R) helps OEMs bring better products to market faster and more economically. RadiSys(R) products include embedded boards, platforms and systems, which are used in today’s complex computing, processing and network intensive applications.
     RadiSys(R) is headquartered at 5445 NE Dawson Creek Drive, Hillsboro, OR 97124 and can be reached at 503-615-1100. The RadiSys web site is http://www.radisys.com .

About Convedia(R)
     Convedia(R) Corporation is a leading supplier of media processing platforms, which allow telecommunication service providers around the world to reduce service delivery costs and increase revenues through new approaches to enhanced services.
     Convedia(R) is headquartered at 4190 Still Creek Drive, Suite 300, Vancouver, BC, Canada, V5C 6C6 and can be reached at 604-918-6300. The Convedia(R) web site is http://www.convedia.com .
Contact:
RadiSys Corporation
Julia Harper, Chief Financial Officer
503-615-1250
julia.harper@radisys.com
or
RadiSys Corporation
Brian Bronson, VP of Finance and Business Development
503-615-1281
brian.bronson@radisys.com
SOURCE: RadiSys Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three		For the Six Months
	Months Ended		Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues	$84,539	$65,956	$150,350	$123,473
Cost of sales	60,946	46,557	109,023	85,532

Gross margin	23,593	19,399	41,327	37,941
Research and development	10,717	7,292	19,841	14,823
Selling, general, and administrative	9,484	7,708	17,689	14,962
Intangible assets amortization	136	513	461	1,026
Restructuring and other charges (reversals)	(233)	1,146	(174)	1,128

Income from operations	3,489	2,740	3,510	6,002
Loss on repurchase of convertible subordinated notes	—	(1)	—	(4)
Interest expense	(433)	(527)	(869)	(1,069)
Interest income	2,635	1,399	4,871	2,570
Other (expense) income, net	464	(113)	475	(462)

Income before income tax provision	6,155	3,498	7,987	7,037
Income tax provision	1,796	933	2,202	1,886

Net income	$4,359	$2,565	$5,785	$5,151

Net income per share:
Basic	$0.21	$0.13	$0.28	$0.26

Diluted (i)	$0.18	$0.11	$0.24	$0.23

Weighted average shares outstanding:
Basic	21,015	19,982	20,858	19,882

Diluted (i)	25,915	24,620	25,731	24,548

(i)	The weighted average shares outstanding — diluted calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit, excluded from the net income per share – diluted calculation amounted to $243 thousand and $242 thousand for the three months ended June 30, 2006 and 2005, respectively, and $488 thousand and $485 thousand for the six months ended June 30, 2006 and 2005, respectively.
Above prepared in accordance with GAAP.

Additional supplemental information:
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues	$84,539	$65,956	$150,350	$123,473
Cost of sales (a)	60,748	46,557	108,607	85,532

Non-GAAP gross margin	23,791	19,399	41,743	37,941
Research and development (a)	10,354	7,292	19,090	14,823
Selling, general, and administrative (a)	8,650	7,708	16,165	14,962
Intangible assets amortization	136	513	461	1,026

Non-GAAP income from operations (a) (b)	4,651	3,886	6,027	7,130
Loss on repurchase of convertible subordinated notes	—	(1)	—	(4)
Interest expense	(433)	(527)	(869)	(1,069)
Interest income	2,635	1,399	4,871	2,570
Other (expense) income, net (c)	102	(113)	113	(462)

Non-GAAP income before income tax provision	6,955	4,644	10,142	8,165
Income tax provision (d)	1,989	1,240	2,725	2,187

Non-GAAP net income	$4,966	$3,404	$7,417	$5,978

Non-GAAP net income per share:
Basic	$0.24	$0.17	$0.36	$0.30

Diluted (i)	$0.20	$0.15	$0.31	$0.26

Weighted average shares outstanding used to compute non-GAAP net income per share:
Basic	21,015	19,982	20,858	19,882

Diluted (ii)	25,991	24,620	25,803	24,548

(i)	The weighted average shares outstanding — diluted calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation exclude the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit excluded from the net income per share – diluted calculation amounted to $243 thousand and $242 thousand for the three months ended June 30, 2006 and 2005, respectively, and $488 thousand and $485 thousand for the six months ended June 30, 2006 and 2005, respectively.

(ii)	The weighted average shares outstanding – diluted included in this Non-GAAP Consolidated Statements of Operations includes 76 thousand and 72 thousand additional weighted average shares associated with options outstanding for the three and six months ended June 30, 2006, respectively. These additional weighted average shares are excluded from the Consolidated Statements of Operations due to the effect of including stock-based compensation expense in the GAAP net income. See above for a reconciliation of GAAP net income to Non-GAAP net income.

(a)	Stock-based compensation excluded

(b)	Restructuring and other charges (reversals) excluded

(c)	Insurance gain excluded

(d)	Income tax effect of reconciling items excluded

Reconciliation of GAAP net income to Non-GAAP net income:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
GAAP net income	$4,359	$2,565	$5,785	$5,151

(a) Stock-based compensation
Cost of sales	$198	$—	$416	$—
Research and development	363	—	751	—
Selling, general and administrative	834	—	1,524	—

Total stock-based compensation	$1,395	$—	$2,691	$—

(b) Restructuring and other charges (reversals)	(233)	1,146	(174)	1,128
(c) Insurance gain	(362)	—	(362)	—
(d) Income tax effect of reconciling items	(193)	$(307)	$(523)	$(301)

Non-GAAP net income	$4,966	$3,404	$7,417	$5,978

Reconciliation of non-GAAP to GAAP line items as a percent of revenue and effective tax rate for the quarter ended June 30, 2006:

			Selling,
		Research and	General and	Income from	Effective
	Gross Margin	Development	Administrative	Operations	Tax Rate
GAAP	27.9%	12.7%	11.2%	4.1%	29.2%
(a) Stock-based compensation	0.2	(0.5)	(1.0)	1.7	(1.1)
(b) Restructuring and other charges (reversals)	—	—	—	(0.3)	0.2
(c) Insurance gain	—	—	—	—	0.3
Non-GAAP	28.1%	12.2%	10.2%	5.5%	28.6%

RadiSys Corporation
Consolidated Balance Sheets
(In thousands)

	June 30,	Dec. 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130,769	$90,055
Short-term investments, net	112,150	135,800
Accounts receivable, net	57,538	39,055
Other receivables	2,103	3,886
Inventories, net	15,669	21,629
Other current assets	3,000	2,426
Assets held for sale	2,105	—
Deferred tax assets	7,399	7,399

Total current assets	330,733	300,250
Property and equipment, net	11,710	13,576
Goodwill	27,463	27,463
Intangible assets, net	1,699	2,159
Long-term deferred tax assets	19,748	21,634
Other assets	4,092	3,629

Total assets	$395,445	$368,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,467	$36,903
Accrued wages and bonuses	6,294	4,829
Accrued interest payable	224	224
Accrued restructuring	26	856
Other accrued liabilities	9,862	8,279

Total current liabilities	62,873	51,091

Long-term liabilities:
Convertible senior notes, net	97,345	97,279
Convertible subordinated notes, net	2,504	2,498

Total long-term liabilities	99,849	99,777

Total liabilities	162,722	150,868

Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 21,376 and 20,703 shares issued and outstanding at June 30, 2006 and December 31, 2005	202,703	193,839
Retained earnings	26,060	20,275
Accumulated other comprehensive income:
Cumulative translation adjustments	3,960	3,729

Total shareholders’ equity	232,723	217,843

Total liabilities and shareholders’ equity	$395,445	$368,711